UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Amended and Restated Executive Severance Plan.

On July 15, 2020, Donnelley Financial Solutions, Inc. (the “Company”) amended and restated the Donnelley Financial Solutions, Inc. Executive Severance Plan (the “Severance Plan”), which provides severance benefits under certain circumstances to Severance Plan participants selected by the Compensation Committee of the Board of Directors (the “Committee”). The Severance Plan applies to Thomas F. Juhase (Executive Vice President, Chief Operating Officer), David A. Gardella (Executive Vice President, Chief Financial Officer), Jennifer B. Reiners (Executive Vice President, General Counsel) and Kami S. Turner (Executive Vice President, Chief Accounting Officer), as well as other executives of the Company as approved by the Committee. The Severance Plan does not apply to the Company’s Chief Executive Officer, Daniel N. Leib, whose severance entitlements will continue to be governed by the terms of his employment agreement, which was amended as set forth below to reflect the same changes as made to the Severance Plan.

The Severance Plan was amended to provide that if an eligible participant is terminated by the Company without “cause” (as defined in the Severance Plan) other than during a change in control termination period (as defined in the Severance Plan):

•

All unvested time-based equity or other time-based long-term cash incentive awards will immediately vest pro-rata based on the number of days the participant was employed by the Company during the applicable vesting period.

•

All unvested performance-based equity or other long-term performance-based cash incentive awards will continue to vest after the participant’s date of termination and pay out when such awards are paid pursuant to the applicable award agreement, based upon actual performance attained and on the number of days the participant was employed by the Company during the applicable vesting period.

In addition, the Severance Plan was amended to provide for payment by the Company of outplacement benefits with a value of up to $15,000 for a period of twelve (12) months after termination without “cause” at any time or resignation for “good reason” after a change in control of the Company (each as defined in the Severance Plan).

All other terms and conditions of the Severance Plan remain in full force and effect.

The foregoing description of the changes to the Severance Plan is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b)	Amendment to Dan Leib Amended and Restated Employment Agreement.

On July 15, 2020, the Company amended (the “Amendment”) the amended and restated employment agreement between the Company and Daniel N. Leib, dated July 13, 2017 (the “Employment Agreement”). Under the terms of the Amendment, if Mr. Leib is terminated by the Company without “cause” or if he resigns his employment for “good reason” (each as defined in the Employment Agreement, and each a “Leib Qualifying Termination”) other than during a change in control termination period (as defined in the Employment Agreement), for awards issued on or after January 1, 2020:

•

All unvested time-based equity or other time-based long-term cash incentive awards will immediately vest pro-rata based on the number of days Mr. Leib was employed by the Company during the applicable vesting period.

•

All unvested performance-based equity or other long-term performance-based cash incentive awards will continue to vest after Mr. Leib’s date of termination and pay out when such awards are paid pursuant to the applicable award agreement, based upon actual performance attained and on the number of days Mr. Leib was employed by the Company during the applicable vesting period.

In addition, the Amendment provides for payment by the Company of outplacement benefits with a value of up to $15,000 for a period of twelve (12) months after a Leib Qualifying Termination.

All other terms and conditions of the Employment Agreement remain in full force and effect.

The foregoing description of Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

10.1	Donnelley Financial Solutions, Inc. Amended and Restated Executive Severance Plan

10.2	Amendment dated as of July 15, 2020 to Amended and Restated Employment Agreement dated as of July 13, 2017 between the Company and Daniel N. Leib

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: July 20, 2020	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel